Exhibit 16.1

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

February 10, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: ECCO AUTO WORLD CORPORATION

Dear Sirs/Madams:

The undersigned Total Asia Associates PLT, previously acted as independent accountants to audit the financial statements of Ecco Auto World Corporation. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated February 10, 2021 of Ecco Auto World Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

/S/ TOTAL ASIA ASSOCIATES PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA